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                                                                     EXHIBIT 4.4

                                OMNIBUS AMENDMENT

                                       TO

                               SECURITY DOCUMENTS

         OMNIBUS AMENDMENT TO SECURITY DOCUMENTS (this "Amendment") dated as of June 29, 1998, by and among NATIONSRENT, INC. (the "Parent"), a Delaware corporation and its Subsidiaries (collectively with the Parent, the "Borrowers" and each a "Borrower"), and BANKBOSTON, N.A., as agent (the "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Amended and Restated Credit Agreement (as defined below).

         WHEREAS, the Parent, the Borrowers and the Agent are parties to that certain Security Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Security Agreement");

         WHEREAS, the Parent and the Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as supplemented prior to the date hereof and as otherwise amended, modified or supplemented and in effect from time to time, the "Parent Stock Pledge Agreement");

         WHEREAS, NationsRent of West Virginia, Inc. ("NR-WV") and the Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "NR-WV Stock Pledge Agreement");

         WHEREAS, Gabriel Trailer Manufacturing Company ("Gabriel") and the Agent are parties to that certain Stock Pledge Agreement dated as of March 18, 1998 (as amended, modified or supplemented and in effect from time to time, the "Gabriel Stock Pledge Agreement");

         WHEREAS, the Borrowers, BankBoston, N.A., LaSalle National Bank, The Fifth Third Bank of Columbus, Provident Bank, NationsBank, N.A., Fleet Bank, N.A., Huntington National Bank, Comerica Bank and National City Bank (collectively, the "Existing Banks"), and BankBoston, N.A. as Agent for the Banks and LaSalle National Bank as documentation agent for the Banks entered into a Revolving Credit Agreement dated as of March 18, 1998 (the "Original Credit Agreement");

         WHEREAS, the Borrowers, the Existing Banks, certain other Banks (the "New Banks" and together with the Existing Banks, the "Banks") and the Agent have agreed to enter into an amendment and restatement of the Original Credit Agreement (the "Amended and Restated Credit Agreement") dated as of the date hereof pursuant to which, among other things, the Banks have agreed to extend loans to the Borrowers;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is conditioned upon, among other things, the Borrowers and the Agent amending certain provisions of the Security Agreement and reaffirming the continued effectiveness of the Security Agreement;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, the Borrowers and the Agent amending certain provisions of the Parent Stock Pledge Agreement and reaffirming the continued effectiveness of the Parent Stock Pledge Agreement;


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         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, NR-WV and the Agent amending certain provisions of the NR-WV Stock Pledge Agreement and reaffirming the continued effectiveness of the NR-WV Stock Pledge Agreement;

         WHEREAS, the effectiveness of the Amended and Restated Credit Agreement is further conditioned upon, among other things, Gabriel and the Agent amending certain provisions of the Gabriel Stock Pledge Agreement and reaffirming the continued effectiveness of the Gabriel Stock Pledge Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO THE SECURITY DOCUMENTS. The Security Documents (as defined in the Amended and Restated Credit Agreement) are amended to provide that for each of the Security Documents, any and all references to the "Credit Agreement" shall be deemed to be references to the Amended and Restated Credit Agreement. Each of the Security Documents are hereby further amended mutatis mutandis as appropriate to reflect the fact that the Original Credit Agreement has been amended and restated as the Amended and Restated Credit Agreement.

         2. CONFIRMATION OF SECURITY DOCUMENTS. Each of the Borrowers hereby ratifies and confirms the Security Documents (as amended hereby) to which it is a party and the pledges and security interests created thereby. Each of the Borrowers hereby further ratifies and confirms that the Security Documents (as amended hereby) to which it is a party and the pledges and security interest created thereby secure the Obligations of the Borrowers under the Amended and Restated Credit Agreement, the Security Documents (as amended hereby) and the Notes.

         4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless and until the Agent receives counterparts of this Amendment and each of the conditions set forth in ss.9 of the AmendeD and Restated Credit Agreement have been met.

         5. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Each of the Borrowers represents and warrants to the Agent and the Banks that (a) each and every one of the representations and warranties made by each Borrower to the Agent and the Banks in ss.5 or elsewhere in the Amended and Restated Credit Agreement or in the other Loan Documents are true and correct in all material respects; (b) each of the Borrowers has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in ss.ss.6, 7 and 8 or elsewhere in the Original Credit Agreement or the other LoaN Documents (as defined in the Original Credit Agreement); and (c) no event has occurred or is continuing and no condition exists which constitutes a Default or Event of Default.

         6. RATIFICATION, ETC. Except as expressly amended by this Amendment, the Security Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Security Documents (as amended hereby) and the perfected first priority security interests of the Agent on behalf of the Banks thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment.


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         7.       MISCELLANEOUS. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of any Borrower or any rights of the Agent or any of the Banks consequent thereon. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without reference to conflict of laws).

                  IN WITNESS WHEREOF, the Borrowers and the Agent have duly executed this Amendment as a sealed instrument as of the date first above written.

                              BANKBOSTON, N.A.,   as Agent

                              By:     /s/ Timothy M. Laurion
                                 -----------------------------------------------
                              Timothy M. Laurion, Director

                              NATIONSRENT, INC.

                              By:     /s/ Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Vice President, Secretary and Treasurer

                              SAM'S EQUIPMENT RENTAL, INC.

                              By:     /s/  Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer

                              GABRIEL TRAILER MANUFACTURING COMPANY,
                              INC.

                              By:     /s/ Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer

                              NATIONSRENT OF KENTUCKY, INC.

                              By:     /s/ Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer



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                            NATIONSRENT OF OHIO, INC.

                            By:      Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer

                            NATIONSRENT OF INDIANA, INC.

                            By:          Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer

                            NATIONSRENT OF WEST VIRGINIA, INC.

                            By:          Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer

                            TITAN RENTALS, INC.

                            By:      Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer

                            NATIONSRENT OF FLORIDA, INC.

                            By:      Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer

                            THE BODE-FINN COMPANY

                            By:      Pamela K. M. Beall
                               -------------------------------------------------
                               Name:  Pamela K. M. Beall
                               Title:  Secretary and Treasurer



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                              A-ACTION RENTAL, INC.

                              By:      Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer

                              RAYMOND EQUIPMENT CO.

                              By:       Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer

                              NATIONSRENT OF TEXAS, INC.

                              By:       Pamela K. M. Beall
                                 -----------------------------------------------
                                 Name:  Pamela K. M. Beall
                                 Title:  Secretary and Treasurer